Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
844-403-2755	415-433-3777	916-403-2790
Investorrelations@pacificethanol.com		paulk@pacificethanol.com

Pacific Ethanol, Inc. REPORTS Fourth Quarter
and record Year-End 2014 FINANCIAL RESULTS

o	Set annual records in net sales, gross profit, operating income, Adjusted EBITDA and total gallons sold
o	Reported strong cash balance of $62 million and working capital of $114 million
o	Paid down $62 million in consolidated debt in 2014
o	Announced merger agreement with Aventine Renewable Energy Holdings

Sacramento, CA, March 4, 2015 – Pacific Ethanol, Inc. (NASDAQ: PEIX), the leading producer and marketer of low-carbon renewable fuels in the Western United States, reported its financial results for the three- and twelve-months ended December 31, 2014.

Financial Highlights

Reported for the three months ending December 31, 2014:

o	Net income of $12.2 million, or $0.50 per diluted share
o	Adjusted Net Earnings of $10.0 million, or $0.41 per share
o	Adjusted EBITDA of $16.3 million

Reported for the year ending December 31, 2014:

o	Net income of $20.0 million, or $0.88 per diluted share
o	Adjusted Net Earnings of $59.9 million, or $2.64 per share
o	Adjusted EBITDA of $95.0 million

Neil Koehler, the Company’s president and CEO, stated: “Our record financial and operating results in 2014 are a culmination of numerous efficiency and debt reduction initiatives we implemented over the past several years combined with strong market fundamentals. With our solid balance sheet and cash flow, we are both reinvesting in our production assets and pursuing a merger with Aventine that will redefine Pacific Ethanol’s competitive position in the ethanol industry, making us the fifth largest ethanol producer and marketer in the country. In 2015, we are focused on driving sustained profitable growth through successfully closing the Aventine merger, integrating our combined companies, further improving plant efficiencies, diversifying feedstock, introducing new revenue streams and pursuing advanced biofuels production.”

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Financial Results for the Three Months Ended December 31, 2014

Net sales were $256.2 million for the fourth quarter of 2014, compared to $215.3 million for the fourth quarter of 2013. The increase in net sales was attributable to an increase in total gallons sold, slightly offset by a reduction in the Company’s average sales price per gallon.

Gross profit was $18.4 million for the fourth quarter of 2014, compared to $21.6 million for the fourth quarter of 2013. The decline in gross profit was due to particularly strong production margins in the fourth quarter of 2013.

Selling, general and administrative (“SG&A”) expenses were $4.7 million for the fourth quarter of 2014, compared to $4.4 million for the fourth quarter of 2013. The increase in SG&A expenses reflect an increase in professional fees related to the pending Aventine merger of approximately $1.0 million, partially offset by a reduction in year-end compensation expense of approximately $0.8 million.

Operating income for the fourth quarter of 2014 was $13.6 million, compared to $17.2 million for the same period in 2013.

Fair value adjustments resulted in income of $2.2 million for the fourth quarter of 2014, compared to an expense of $2.5 million for the same period in 2013.

Interest expense, net was $1.1 million for the fourth quarter of 2014, compared to $3.7 million for the fourth quarter of 2013. This reduction is due to the Company’s significantly reduced debt balances in 2014.

Provision for income taxes was $1.5 million for the fourth quarter of 2014. In the fourth quarter, the Company finalized its estimate of net operating losses available to be utilized in 2014, which resulted in a reduced provision for income taxes for the quarter.

Income available to common stockholders for the fourth quarter of 2014 was $12.2 million, or $0.50 per diluted share, compared to $8.3 million, or $0.54 per diluted share, for the fourth quarter of 2013.

Adjusted Net Earnings, which excludes fair value adjustments and warrant inducements and extinguishments of debt, was $10.0 million, or $0.41 per diluted share for the fourth quarter of 2014, compared to Adjusted Net Earnings of $12.0 million, or $0.79 per diluted share for the same period in 2013.

Adjusted EBITDA was $16.3 million for the fourth quarter of 2014, compared to Adjusted EBITDA of $18.3 million for the fourth quarter of 2013.

Financial Results for the Year Ended December 31, 2014

Net sales were a record $1.1 billion for 2014, compared to $908.4 million for 2013.

Gross profit was a record $108.5 million for 2014, compared to $32.9 million for 2013.

Operating income for 2014 was a record $91.4 million, compared to $18.9 million for 2013.

Net income available to common stockholders for 2014 was $20.0 million, or $0.88 per diluted share, compared to a loss of $2.0 million, or $0.17 per diluted share, for 2013.

Adjusted Net Earnings for 2014 was $59.9 million, or $2.64 per diluted share, compared to Adjusted Net Earnings of $2.0 million, or $0.16 per diluted share, for 2013.

Adjusted EBITDA for 2014 was a record $95.0 million, compared to Adjusted EBITDA of $28.6 million for 2013.

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Q4 Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on March 5, 2015. Neil Koehler, Chief Executive Officer, and Bryon McGregor, Chief Financial Officer, will deliver prepared remarks followed by a question and answer session. The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.net. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The pass code will be 95713528#.

If you are unable to listen to the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, March 5, 2015 through 11:59 p.m. Eastern Time on Thursday, March 12, 2015. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 95713528#.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted Net Earnings as unaudited earnings before fair value adjustments and warrant inducements and gain (loss) on extinguishments of debt. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest, provision for income taxes, depreciation and amortization, fair value adjustments and warrant inducements and noncash gain (loss) on extinguishments of debt. Tables are provided at the end of this release that provide a reconciliation of Adjusted Net Earnings and Adjusted EBITDA to their most directly comparable GAAP measures. Management provides these non-GAAP measures so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted Net Earnings and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered alternatives to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted Net Earnings and Adjusted EBITDA have limitations as analytical tools and you should not consider these measures in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. Pacific Ethanol also sells co-products, including wet distillers grain ("WDG"), a nutritional animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Pacific Ethanol has a 96% ownership interest in PE Op Co., the owner of four ethanol production facilities. Pacific Ethanol operates and manages the four ethanol production facilities, which have a combined annual production capacity of 200 million gallons. These operating facilities are located in Boardman, Oregon, Burley, Idaho, Stockton, California and Madera, California. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol's subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol's managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this communication that refer to Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, the ability of Pacific Ethanol to timely and successfully execute on, and the effects of, its initiatives to improve plant efficiencies and increase yields, diversify feedstock, introduce new revenue streams, and pursue advanced biofuels production; statements about the benefits of the Aventine merger, including future financial and operating results, Pacific Ethanol’s or Aventine’s plans, objectives, expectations and intentions and the expected timing of completion of the transaction. It is important to note that Pacific Ethanol’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business, Aventine’s business and risks associated with merger transactions. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products; raw material costs, including ethanol production input costs; changes in governmental regulations and policies; and insufficient capital resources. These factors also include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the Aventine merger; subsequent integration of Aventine and the ability to recognize the anticipated synergies and benefits of the Aventine merger; the ability to obtain required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Pacific Ethanol and Aventine stockholder approvals; the risk that a condition to closing the Aventine merger may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the value of the Pacific Ethanol shares to be issued in the transaction; the anticipated size of the markets and continued demand for Pacific Ethanol’s and Aventine’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; changes in generally accepted accounting principles; costs and efforts to defend or enforce intellectual property rights; successful compliance with governmental regulations applicable to Pacific Ethanol’s and Aventine’s facilities, products and/or businesses; changes in the laws and regulations; changes in tax laws or interpretations that could increase Pacific Ethanol’s consolidated tax liabilities; the loss of key senior management or staff; and such other risks and uncertainties detailed in Pacific Ethanol’s periodic public filings with the Securities and Exchange Commission, including but not limited to Pacific Ethanol’s “Risk Factors” section contained in Pacific Ethanol’s Form 10-Q filed with the Securities and Exchange Commission on November 12, 2014 and from time to time in Pacific Ethanol’s other investor communications. Except as expressly required by law, Pacific Ethanol disclaims any intent or obligation to update or revise these forward-looking statements.

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Important Information for Investors and Stockholders

This communication is being made partially in respect of the proposed merger between Pacific Ethanol, Inc. and Aventine Renewable Energy Holdings, Inc. In connection with the proposed merger, Pacific Ethanol has filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a preliminary joint proxy statement of Pacific Ethanol and Aventine that also constitutes a prospectus of Pacific Ethanol. Upon effectiveness of the registration statement, a definitive joint proxy statement/prospectus will be delivered to the stockholders of Pacific Ethanol and Aventine.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the Securities and Exchange Commission by Pacific Ethanol through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of the documents filed with the Securities and Exchange Commission by Pacific Ethanol will be available free of charge on Pacific Ethanol’s internet website at www.pacificethanol.com or by contacting Pacific Ethanol’s investor relations agency, LHA, at (415) 433-3777.

Pacific Ethanol, Aventine, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Pacific Ethanol is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 28, 2014. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

A more complete description will be available in the registration statement and the definitive joint proxy statement/prospectus.

- Tables Follow -

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PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Net sales	$256,152	$215,290	$1,107,412	$908,437
Cost of goods sold	237,774	193,694	998,927	875,507
Gross profit	18,378	21,596	108,485	32,930
Selling, general and administrative expenses	4,731	4,372	17,108	14,021
Income from operations	13,647	17,224	91,377	18,909
Fair value adjustments and warrant inducements	2,205	(2,520)	(37,532)	(1,013)
Interest expense, net	(1,068)	(3,688)	(9,438)	(15,671)
Loss on extinguishments of debt	–	(1,240)	(2,363)	(3,035)
Other expense, net	(171)	(31)	(905)	(352)
Income (loss) before provision for income taxes	14,613	9,745	41,139	(1,162)
Provision for income taxes	1,508	–	15,137	–
Consolidated net income (loss)	13,105	9,745	26,002	(1,162)
Net (income) loss attributed to noncontrolling interests	(587)	(1,152)	(4,713)	381
Net income (loss) attributed to Pacific Ethanol	$12,518	$8,593	$21,289	$(781)
Preferred stock dividends	$(319)	$(319)	$(1,265)	$(1,265)
Income (loss) available to common stockholders	$12,199	$8,274	$20,024	$(2,046)
Net income (loss) per share, basic	$0.51	$0.55	$0.96	$(0.17)
Net income (loss) per share, diluted	$0.50	$0.54	$0.88	$(0.17)
Weighted-average shares outstanding, basic	24,055	15,081	20,810	12,264
Weighted-average shares outstanding, diluted	24,633	15,293	22,669	12,264

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,
ASSETS	2014	2013
Current Assets:
Cash and cash equivalents	$62,084	$5,151
Accounts receivable, net	34,612	35,296
Inventories	18,550	23,386
Prepaid inventory	11,595	12,315
Other current assets	12,710	3,229
Total current assets	139,551	79,377
Property and equipment, net	155,302	155,194
Other Assets:
Intangible assets, net	2,786	3,260
Other assets	1,863	3,218
Total other assets	4,649	6,478
Total Assets	$299,502	$241,049

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2014	2013
Current Liabilities:
Accounts payable – trade	$13,122	$11,071
Accrued liabilities	6,203	5,851
Current portion – capital leases	4,077	4,830
Current portion – long-term debt	–	750
Other current liabilities	2,045	5,714
Total current liabilities	25,447	28,216

Long-term debt, net of current portion	34,533	98,408
Accrued preferred dividends	–	3,657
Capital leases, net of current portion	2,055	6,041
Warrant liabilities and conversion features	1,986	8,215
Deferred tax liabilities	17,040	1,091
Other liabilities	459	520
Total Liabilities	81,520	146,148

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of December 31, 2014 and 2013 Series B: 927 shares issued and outstanding as of December 31, 2014 and 2013	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 24,500 and 16,126 shares issued and outstanding as of December 31, 2014 and 2013, respectively	25	16
Additional paid-in capital	725,813	621,557
Accumulated deficit	(512,332)	(532,356)
Total Pacific Ethanol, Inc. Stockholders’ Equity	213,507	89,218
Noncontrolling interests	4,475	5,683
Total Stockholders’ Equity	217,982	94,901
Total Liabilities and Stockholders’ Equity	$299,502	$241,049

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Reconciliation of Adjusted Net Earnings to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2014	2013	2014	2013
Net income (loss) attributed to common stockholders	$12,199	$8,274	$20,024	$(2,046)
Adjustments:
Fair value adjustments and warrant inducements	(2,205)	2,520	37,532	1,013
Extinguishments of debt	–	1,240	2,363	3,035
Total adjustments	(2,205)	3,760	39,895	4,048
Adjusted Net Earnings	$9,994	$12,034	$59,919	$2,002
Adjusted Net Earnings per share - diluted	$0.41	$0.79	$2.64	$0.16
Weighted-average shares outstanding, diluted	24,633	15,293	22,669	12,264

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2014	2013	2014	2013
Net income (loss) attributed to Pacific Ethanol	$12,518	$8,593	$21,289	$(781)
Adjustments:
Interest expense*	967	3,138	8,490	13,260
Provision for income taxes*	1,637	–	15,109	–
Extinguishments of debt – noncash	–	1,240	–	4,850
Fair value adjustments	(2,205)	2,520	37,532	1,013
Depreciation and amortization expense*	3,413	2,768	12,581	10,291
Total adjustments	3,812	9,666	73,712	29,414
Adjusted EBITDA	$16,330	$18,259	$95,001	$28,633

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* Adjusted for noncontrolling interests.

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Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2014	2013	2014	2013
Ethanol production gallons sold (in millions)	50.4	40.5	183.5	149.7
Ethanol third party gallons sold (in millions)	84.2	66.5	329.7	264.2
Total ethanol gallons sold (in millions)	134.6	107.0	513.2	413.9

Ethanol average sales price per gallon	$2.15	$2.36	$2.48	$2.59
Average CBOT ethanol price per gallon	$1.80	$1.86	$2.07	$2.25

Corn cost – CBOT equivalent	$3.67	$4.35	$4.21	$5.72
Average basis	$1.30	$1.35	$1.24	$1.60
Delivered cost of corn	$4.97	$5.70	$5.45	$7.32

Total co-product tons sold (1) (in thousands)	395.2	352.8	1,496.0	1,327.0
Co-product return % (2)	28.5%	35.2%	32.5%	29.6%

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(1) Includes corn oil.

(2) Co-product revenue as a percentage of delivered cost of corn.

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